CONSENT OF DATAQUEST INC.

                           CONSENT OF DATAQUEST INC.

We consent to the quotation in this Registration Statement on Form S-1 of The Registry, Inc. of that portion of our study entitled Market Sizing-- Supplemental Staff Services dated May 23, 1996, as presented in a chart entitled "Market Size and Forecast--Supplemental Staff Services" relating to the U.S.-market for supplemental services from 1994 until 1999.

Dataquest Incorporated

By: /s/  Denny Wayson

/s/ Dennis Wayson

Title Director, Professional
 Services